SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 17, 2016

Your Community Bankshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Your Community Bankshares, Inc.’s Annual Meeting of Stockholders was held on May 17, 2016.  At the meeting:

1.              the selection of Crowe Horwath LLP to serve as the independent registered public accounting firm of Your Community Bankshares, Inc. for 2016 was ratified

2.              3 persons were elected to serve as directors of Your Community Bankshares, Inc.; and

3.              a proposal to approve Your Community Bankshares, Inc.’s overall executive compensation program and procedures.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes.

	FOR	AGAINST	WITHHELD	ABSTAINED	BROKER NON-VOTES

1. Ratification of Independent Registered Public Accounting Firm.	4,535,529	20,565		6,800
2. Election of directors:

NOMINEE
R. Wayne Estopinal	3,113,544		46,571		1,402,779
Gary L. Libs	3,112,555		47,560		1,402,779
Kerry M. Stemler	3,103,684		56,431		1,402,779

3. Proposal to approve Your Community Bankshares, Inc.’s overall executive compensation programs and procedures.	2,913,792	55,581		190,742	1,402,779

ITEM 7.01.  REGULATION FD DISCLOSURE

On May 17, 2016, Your Community Bankshares, Inc. made a presentation at its Annual Meeting of Shareholders.  A copy of the presentation materials are set forth in Exhibit 99.1 hereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

EXHIBIT NO.

99.1 Your Community Bankshares, Inc. presentation materials for its Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUR COMMUNITY BANKSHARES, INC.

Date: May 19, 2016	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer